Exhibit 10.44

Freddie Mac Loan Number:  504180657

Freddie Mac Deal Number: 100101

MULTIFAMILY REVOLVING CREDIT NOTE

MULTISTATE — ADJUSTABLE RATE

(REVISION DATE 8-10-2009; specially modified on 3-19-2010)

US $150,000,000.00	Effective Date: March 26, 2010

FOR VALUE RECEIVED, the undersigned (together with such party’s or parties’ successors and assigns, “Borrower”), jointly and severally (if more than one), promises to pay to the order of NORTHMARQ CAPITAL, LLC, a Minnesota limited liability company (“NorthMarq”), the principal sum of One Hundred Fifty Million Dollars (US $150,000,000.00), or so much thereof as shall have been advanced or re-advanced under that certain Credit Agreement, with interest on the unpaid principal balance, as hereinafter provided.

1.             Defined Terms.

(a)           As used in this Note:

“Adjustable Interest Rate” means (i) the Base Rate, and/or (ii) the Prime Rate, each as provided in the Credit Agreement.  However, in no event will the Adjustable Interest Rate exceed the Maximum Interest Rate.

“Base Recourse” means a portion of the Indebtedness equal to zero percent (0%) of the original principal balance of this Note.

“Default Rate” means a variable annual interest rate equal to four (4) percentage points above the Adjustable Interest Rate in effect from time to time.  However, at no time will the Default Rate exceed the Maximum Interest Rate.

“Installment Due Date” means, for any monthly installment of interest only or principal and interest, the date on which such monthly installment is due and payable pursuant to Section 3 of this Note. The “First Installment Due Date” under this Note is May 1, 2010.

“Lender” means the holder from time to time of this Note.

“Loan” means the loan evidenced by this Note.

“Maximum Interest Rate” means the rate of interest that results in the maximum amount of interest allowed by applicable law.

“Related Party” shall mean:  (i) any Borrower; (ii) any person or entity that holds, directly or indirectly, any ownership interest in or right to manage Borrower, including without limitation, any shareholder, member or partner of Borrower; (iii) any person or entity in which any ownership interest (direct or indirect) or right to manage is held by Borrower or any partner, shareholder or member of, or any other person or entity holding an interest in, Borrower; and (iv) any other creditor of Borrower that is related by blood, marriage or adoption to Borrower, or any partner, shareholder or member of, or any other person or entity holding an interest in, Borrower.

“Rent” shall have the meaning set forth in the Security Instrument.

“Transfer” shall have the meaning set forth in the Security Instrument.

(b)           Other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Credit Agreement or, if not defined therein, in the Security Instrument (as defined in the Credit Agreement).

2.             Address for Payment.  All payments due under this Note shall be payable by wire transfer of immediately available funds to an account specified by Lender, whose address is NorthMarq Capital, Inc., 3500 American Boulevard West, Suite 500, Bloomington, Minnesota 55431, or such other place or account as may be designated by Notice to Borrower from or on behalf of Lender.

3.             Payments.

(a)           Interest will accrue on the outstanding principal balance of this Note at the Adjustable Interest Rate, subject to the provisions of Section 8 of this Note.

(b)           Interest under this Note shall be computed, payable and allocated on the basis of an actual/360 interest calculation schedule.  Each monthly payment of principal and interest will first be applied to pay in full interest due, and the balance of the monthly payment paid by Borrower will be credited to principal.

(c)           The Installment Due Date for the first monthly installment payment under Section 3(d) of interest only or principal and interest, as applicable, will be the First Installment Due Date set forth in Section 1(a) of this Note.  Except as provided in Section 10, accrued interest will be payable in arrears.

(d)           Beginning on the First Installment Due Date, and continuing until and including the monthly installment due on the Maturity Date, accrued interest only shall be payable by Borrower in consecutive monthly installments due and payable on the first day of each calendar month. The amount of the monthly installment of interest only payable pursuant to this Section 3(d) on an Installment Due Date shall equal the sum of the annual interest on the unpaid principal balance of each Base Rate Borrowing Tranche and Prime Rate Borrowing Tranche outstanding from time to time during the Interest Period immediately preceding the Installment Due Date at the applicable Adjustable Interest Rate(s) in effect for such Interest Period, divided by 360, for each of the days in such Interest Period.

(e)           All remaining Indebtedness, including all principal and interest, shall be due and payable by Borrower on the Maturity Date.

(f)            Lender shall provide Borrower with Notice, given in the manner specified in the Credit Agreement, of the amount of each monthly installment due under this Note.  However, if Lender has not provided Borrower with prior notice of the monthly payment due on any Installment Due Date, then Borrower shall pay on that Installment Due Date an amount equal to the monthly installment payment for which Borrower last received notice.  If Lender at any time determines that Borrower has paid one or more monthly installments in an incorrect amount because of the operation of the preceding sentence, or because Lender has miscalculated the Adjustable Interest Rate or has otherwise miscalculated the amount of any monthly installment, then Lender shall give notice to Borrower of such determination.  If such determination discloses that Borrower has paid less than the full amount due for the period for which the determination was made, Borrower, within 30 calendar days after receipt of the notice from Lender, shall pay to Lender the full amount of the deficiency.  If such determination discloses that Borrower has paid more than the full amount due for the period for which the determination was made, then the amount of the overpayment shall be credited to the next installment(s) of interest only or principal and interest, as applicable, due under this Note (or, if an Event of Default has occurred and is continuing, such overpayment shall be credited against any amount owing by Borrower to Lender).

(g)           All payments under this Note shall be made in immediately available U.S. funds.

(h)           Any regularly scheduled monthly installment of interest only or principal and interest payable pursuant to this Section 3 that is received by Lender before the date it is due shall be deemed to have been received on the due date for the purpose of calculating interest due.

(i)            Any accrued interest remaining past due for 30 days or more, at Lender’s discretion, may be added to and become part of the unpaid principal balance of this Note and any reference to “accrued interest” shall refer to accrued interest which has not become part of the unpaid principal balance.  Any amount added to principal pursuant to the Loan Documents shall bear interest at the applicable rate or rates specified in this Note and shall be payable with such interest upon demand by Lender and absent such demand, as provided in this Note for the payment of principal and interest.

(j)            In accordance with Section 14, interest charged under this Note cannot exceed the Maximum Interest Rate.   If the Adjustable Interest Rate at any time exceeds the Maximum Interest Rate, resulting in the charging of interest hereunder to be limited to the Maximum Interest Rate, then any subsequent reduction in the Adjustable Interest Rate shall not reduce the rate at which interest under this Note accrues below the Maximum Interest Rate until the total amount of interest accrued hereunder equals the amount of interest which would have accrued had the Adjustable Interest Rate at all times been in effect.

4.             Application of Payments.  If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply the amount received to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion.  Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

5.             Security.  The Indebtedness is secured by, among other things, the Security Instrument and the Credit Agreement, and reference is made to the Security Instrument and the Credit Agreement for other rights of Lender as to collateral for the Indebtedness.

6.             Acceleration.  If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, any prepayment premium payable under the Credit Agreement, if any, and all other amounts payable under this Note, the Credit Agreement and any other Loan Document, shall at once become due and payable, at the option of Lender, without any prior notice to Borrower (except if notice is required by applicable law, then after such notice).  Lender may exercise this option to accelerate regardless of any prior forbearance.  For purposes of exercising such option, Lender shall calculate the prepayment premium, if any, as if prepayment occurred on the date of acceleration.  If prepayment occurs thereafter, Lender shall recalculate the prepayment premium, if any, as of the actual prepayment date.

7.             Late Charge.

(a)           If any monthly installment of interest or principal and interest or other amount payable under this Note, the Credit Agreement, the Security Instrument or any other Loan Document, other than the outstanding principal balance of the Loan due and payable on the Maturity Date, is not received in full by Lender within five (5) days after the installment or other amount is due, counting from and including the date such installment or other amount is due (unless applicable law requires a longer period of time before a late charge may be imposed, in which event such longer period shall be substituted), Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to five percent (5%) of such installment or other amount due (unless applicable law requires a lesser amount be charged, in which event such lesser amount shall be substituted).

(b)           Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses.  Borrower agrees that the late charge payable pursuant to this Section represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment.  The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Section 8.

8.             Default Rate.

(a)           So long as (i) any monthly installment under this Note remains past due for thirty (30) days or more or (ii) any other Event of Default has occurred and is continuing, then notwithstanding anything in Section 3 of this Note to the contrary, interest under this Note shall accrue on the unpaid principal balance from the Installment Due Date of the first such unpaid monthly installment or the occurrence of such other Event of Default, as applicable, at the Default Rate.

(b)           From and after the Maturity Date, the unpaid principal balance shall continue to bear interest at the Default Rate until and including the date on which the entire principal balance is paid in full.

(c)           Borrower acknowledges that (i) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, (ii) during the time that any monthly installment under this Note is delinquent for thirty (30) days or more, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities; and (iii)  it is extremely difficult and impractical to determine those additional costs and expenses.  Borrower also acknowledges that, during the time that any monthly installment under this Note is delinquent for thirty (30) days or more or any other Event of Default has occurred and is continuing, Lender’s risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk.  Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the

Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

9.             Limits on Personal Liability.

(a)           Except as otherwise provided in this Section 9 or in any guaranty, Borrower shall have no personal liability under this Note, the Security Instrument, the Credit Agreement, or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents and Lender’s only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender’s exercise of its rights and remedies with respect to the Collateral Pool Properties and to any other collateral held by Lender as security for the Indebtedness.  This limitation on Borrower’s liability shall not limit or impair Lender’s enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any other obligations of Borrower.

(b)           Borrower shall be personally liable to Lender for the amount of the Base Recourse, plus any other amounts for which Borrower has personal liability under this Section 9.

(c)           In addition to the Base Recourse, Borrower shall be personally liable to Lender for the repayment of a further portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of the occurrence of any of the following events:

(i)            Borrower fails to pay to Lender upon demand after an Event of Default all Rents to which Lender is entitled under Section 3(a) of the Security Instrument and the amount of all security deposits collected by Borrower from tenants then in residence.  However, Borrower will not be personally liable for any failure described in this subsection (i) if Borrower is unable to pay to Lender all Rents and security deposits as required by the Security Instrument because of a valid order issued in a bankruptcy, receivership, or similar judicial proceeding.

(ii)           Borrower fails to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument.  However, Borrower will not be personally liable for any failure described in this subsection (ii) if Borrower is unable to apply insurance or condemnation proceeds as required by the Security Instrument because of a valid order issued in a bankruptcy, receivership, or similar judicial proceeding.

(iii)          Borrower fails to comply with Section 14(g) or (h) of the Security Instrument relating to the delivery of books and records, statements, schedules and reports.

(iv)          Borrower fails to pay when due in accordance with the terms of the Security Instrument the amount of any item below marked “Deferred”; provided however, that if no item is marked “Deferred”, this Section 9(c)(iv) shall be of no force or effect.

[Deferred]              Hazard Insurance premiums or other insurance premiums,

[Collect]                 Taxes,

[Deferred]              water and sewer charges (that could become a lien on the Mortgaged Property),

[Collect]                 ground rents, if applicable

[Deferred]              assessments or other charges (that could become a lien on the Mortgaged Property)

(d)           In addition to the Base Recourse, Borrower shall be personally liable to Lender for:

(i)            the performance of all of Borrower’s obligations under Section 18 of the Security Instrument (relating to environmental matters);

(ii)           the costs of any audit under Section 14(g) of the Security Instrument;

(iii)          any costs and expenses incurred by Lender in connection with the collection of any amount for which Borrower is personally liable under this Section 9, including Attorneys’ Fees and Costs and the costs of conducting any independent audit of Borrower’s books and records to determine the amount for which Borrower has personal liability; and

(iv)          the amount of, and any loss or damage suffered by Lender by reason of any failure to fully and timely pay, all intangible, documentary stamp, recordation, transfer, or similar taxes, if any, imposed in connection with the Loan or any advances thereof, the Credit Agreement, this Note, the Security Instruments, any default under any Loan Document, or any other transaction relating to or arising out of the Loan, plus all interest, penalties and fines that may be or may become due.

(e)           All payments made by Borrower with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Security Instrument and the other Loan Documents shall be applied first to the portion of the Indebtedness for which Borrower has no personal liability.

(f)            Notwithstanding the Base Recourse, Borrower shall become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of Default:

(i)            Borrower’s ownership of any property or operation of any business not permitted by Section 33 of the Security Instrument or Section 7.1.5 of the Credit Agreement;

(ii)           a Transfer (including, but not limited to, a lien or encumbrance) that is an Event of Default under Section 21 of the Security Instrument, other than a Transfer consisting solely of the involuntary removal or involuntary withdrawal of a general partner in a limited partnership or a manager in a limited liability company; or

(iii)          fraud or written material misrepresentation by Borrower or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender.

(g)           Notwithstanding the Base Recourse, Borrower shall become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following events:

(i)            any Borrower voluntarily files for bankruptcy protection under the United States Bankruptcy Code; or

(ii)           any Borrower voluntarily becomes subject to any reorganization, receivership, insolvency proceeding, or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights; or

(iii)          an order of relief is entered against any Borrower pursuant to the United States Bankruptcy Code or other federal or state law affecting debtor and creditor rights in any involuntary bankruptcy proceeding initiated or joined in by a Related Party (provided, that if such Borrower or any Related Party has solicited creditors to initiate or participate in any proceeding referred to in this Section 9, regardless of whether any of the creditors solicited actually initiates or participates in the proceeding, then such proceeding shall be considered as having been initiated by a Related Party).

(h)           To the extent that Borrower has personal liability under this Section 9, Lender may exercise its rights against Borrower personally without regard to whether Lender has exercised any rights against the Collateral Pool Properties or any other security, or pursued any other rights available to Lender under this Note, the Credit Agreement, the Security Instrument, any other Loan Document or applicable law.  To the fullest extent permitted by applicable law, in any action to enforce Borrower’s personal liability under this Section 9, Borrower waives any right to set off the value of the Collateral Pool Properties against such personal liability.

10.          Voluntary and Involuntary Prepayments.  Borrower may prepay this Note in whole or in part only in accordance with the terms of the Credit Agreement.  A prepayment premium shall be due and payable by Borrower in connection with any prepayment of principal under this Note in accordance with the Credit Agreement.

11.          Costs and Expenses.  To the fullest extent allowed by applicable law, Borrower shall pay all expenses and costs, including Attorneys’ Fees and Costs incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

12.          Forbearance.  Any forbearance by Lender in exercising any right or remedy under this Note, the Credit Agreement, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy.  The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment.  Enforcement by Lender of any security for Borrower’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

13.          Waivers.  Borrower and all endorsers and guarantors of this Note and all other third party obligors waive presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness.

14.          Loan Charges.  Neither this Note, the Credit Agreement nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the Maximum Interest Rate.  If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in the Credit Agreement or any other Loan Document, whether considered separately or together with other charges provided for in the Credit Agreement or any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation.  The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over each Base Rate Borrowing Tranche and Prime Rate Borrowing Tranche comprising this Note, if any, over the stated term of this Note.  Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of this Note.

15.          Commercial Purpose.  Borrower represents that Borrower is incurring the Indebtedness solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family, household, or agricultural purposes.

16.          Counting of Days.  Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days.

17.          Governing Law.  This Note shall be governed by the laws of the Commonwealth of Virginia.

18.          Captions.  The captions of the Sections of this Note are for convenience only and shall be disregarded in construing this Note.

19.          Notices; Written Modifications.

(a)           All Notices, demands and other communications required or permitted to be given pursuant to this Note shall be given in accordance with the Credit Agreement.

(b)           Any modification or amendment to this Note shall be ineffective unless in writing signed by the party sought to be charged with such modification or amendment.

20.          Consent to Jurisdiction and Venue.  Borrower agrees that any controversy arising under or in relation to this Note may be litigated in the courts of the Commonwealth of Virginia.  The state and federal courts and authorities with jurisdiction in the Commonwealth of Virginia shall have jurisdiction over all controversies that shall arise under or in relation to this Note.  Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.  However, nothing in this Note is intended to limit any right that Lender may have to bring any suit, action or proceeding relating to matters arising under this Note in any court of any other jurisdiction.

21.          WAIVER OF TRIAL BY JURY.  BORROWER AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND

(B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

22.          Borrowing Tranches.  The holder of this Note is authorized to record on Schedule A annexed hereto and incorporated herein by reference, or on a continuation thereof, the date, and the correct amount of each Base Rate Borrowing Tranche and Prime Rate Borrowing Tranche made pursuant to the Credit Agreement; provided, however, that the failure to make any such recordation shall not affect the obligations of Lender or Borrower in respect of such Base Rate Borrowing Tranche and Prime Rate Borrowing Tranche.

23.          Joinder.  In accordance with the provisions set forth in the Credit Agreement, certain Affiliates of Borrower may become liable under this Note, the Credit Agreement and the other Loan Documents by executing (a) a separate Allonge to this Note, (b) a joinder agreement in form satisfactory to Lender, and (c) any other documents reasonably required by Lender to evidence and/or secure such Affiliate’s obligations hereunder, the Credit Agreement or under the other Loan Documents, all as set forth in the Credit Agreement.

24.          Credit Agreement. In the event that the terms of this Note directly conflict with the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

ATTACHED SCHEDULES.  The following Schedules are attached to this Note:

☒           Schedule A           Base Rate Borrowing Tranches and Prime Rate Borrowing Tranches

[Signatures Commence on the Following Page]

IN WITNESS WHEREOF, and in consideration of the Lender’s agreement to lend Borrower the principal amount set forth above, Borrower has signed and delivered this Note under seal or has caused this Note to be signed and delivered under seal by its duly authorized representative.  Borrower intends that this Note shall be deemed to be signed and delivered as a sealed instrument.

BORROWER:

BEHRINGER HARVARD MULTIFAMILY OP I LP, a Delaware limited partnership

By: BHMF, Inc., a Delaware corporation
Its: General Partner

By:	/s/ Mark T. Alfieri
Name: Mark T. Alfieri
Title: Chief Operating Officer

20-5734428
Borrower’s Employer ID Number

BEHRINGER HARVARD ORANGE, LLC (doing business as Grand Reserve Orange), a Delaware limited liability company

By:	/s/ Mark T. Alfieri
Name: Mark T. Alfieri
Title: Chief Operating Officer

27-1174552
Borrower’s Employer ID Number

SCHEDULE A

BASE RATE BORROWING TRANCHES/PRIME RATE BORROWING TRANCHES

Date of Advance/ Repayment	Base Rate Borrowing Tranche	Repayment Amount	Principal Balance

Date of Advance/ Repayment	Prime Rate Borrowing Tranche	Repayment Amount	Principal Balance

A-1

Freddie Mac Loan Number:  504180657
Freddie Mac Deal Number: 100101

The following endorsement is attached to that certain Revolving Credit Note executed by BEHRINGER HARVARD MULTIFAMILY OP I LP, a Delaware limited partnership, and BEHRINGER HARVARD ORANGE, LLC (doing business as Grand Reserve Orange), a Delaware limited liability company, in favor of the undersigned.

PAY TO THE ORDER OF Federal Home Loan Mortgage Corporation, a corporation organized and existing under the laws of the United States, as of the 26th day of March, 2010.

NORTHMARQ CAPITAL, LLC, a Minnesota limited liability company

By:	/s/ Paul W. Cairns
Name: Paul W. Cairns
Title: SVP

B-1